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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                  --------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Accord Networks Ltd. (hereafter--the Company) of our report dated February 6, 2000, except for notes 12e and 12f for which the dates are May 25, 2000 and June 16, 2000, respectively, relating to the consolidated financial statements, which appears in the Company's 1999 Annual Report to Shareholders, which is incorporated by reference in its Registration Statement on Form F-1 dated June 28, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                          /S/ KESSELMAN & KESSELMAN
                                          Kesselman & Kesselman
                                          Certified Public Accountants (Israel)

Tel Aviv, Israel
December 18, 2000